Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Suzanne Runald	Charles Messman
Public Relations 949-362-5800 pr@smithmicro.com	Investors Relations 949-362-5800 IR@smithmicro.com

Smith Micro Announces 1-for-4 Reverse Stock Split of Common Stock

Aliso Viejo, CA, August 16, 2016 – Smith Micro Software, Inc. (NASDAQ:SMSI) today announced that its Board of Directors has approved a 1-for-4 reverse split of its common stock. The reverse split will become effective prior to the start of trading on Wednesday, August 17, 2016, and the common stock will begin trading on a split-adjusted basis on August 17, 2016 on the Nasdaq Capital Market.

The Company’s stockholders, at a special meeting of stockholders held on August 15, 2016, approved the reverse stock split. The reverse stock split is being implemented to maintain the Company’s listing on the Nasdaq Capital Market, which requires that the Company maintain a minimum bid price for its common stock of at least $1.00. However, there can be no assurance that the reverse stock split will have the desired effect of maintaining a minimum bid for the common stock above this price.

“The reverse stock split is intended to satisfy the Nasdaq minimum share price requirement and does not have any impact on Smith Micro’s operations,” said William W. Smith, Jr., President and CEO of Smith Micro. “We continue to have confidence in our business case, and in the long term prospects of our company.”

The reverse stock split will reduce the number of outstanding shares of common stock from approximately 49.3 million to approximately 12.3 million. The number of authorized shares of the Company common stock will remain unchanged.

Stockholders who hold existing stock certificates will receive written instructions by mail from the Company’s transfer agent, Computershare. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. Such stockholders will be contacted by their brokers with instructions. To the extent the reverse stock split would result in a stockholder owing a fractional share, such stockholder will receive a cash payment and the fractional share will be canceled.

Additional information regarding the reverse stock split is available in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on July 15, 2016.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers, device manufacturers, and enterprise businesses around the world. From optimizing wireless networks to uncovering customer experience insights, and from streamlining Wi-Fi access to ensuring family safety, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones. Our portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual messaging, video streaming, and 2D/3D graphics applications. For more information, visit smithmicro.com (NASDAQ: SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new sales opportunities and interest in the company’s products and solutions, the company’s ability to increase its revenue by capitalizing on new opportunities, customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint, and the risk of being delisted from NASDAQ if we fail to meet any of the listing requirements. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance and timing of deployment of those technologies, and the company’s ability to compete effectively with other software and technology companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.